FORM 8-KA

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 27, 2005

Date of Report (Date of earliest event reported)

Greens Worldwide Incorporated

Exact name of Registrant as specified in its charter

ARIZONA

(State or other jurisdiction of incorporation)

000-25025                                                                      86-0718104

(Commission File                                                            (I.R.S. Employer

       Number)                                                                     Identification No.)

346 Woodland Church Road, Hertford, NC  27944

(Address of principal executive offices)

Registrant's telephone number, including area code 252-264-2064

2111 E. Highland Avenue, Suite 210, Phoenix, AZ  85016

(Address of Former Registrant)

Item 1.01  Entry into a Material Definitive Agreement

On August 24, 2005, the Company entered into an Agreement for an Asset Purchase between US Pro Golf League (Purchaser) and Company.   Per the terms of the Agreement, Purchaser purchased all of the right, title, and interest of Company in and to all of the assets of Company used exclusively in the League, free and clear of any and all liens, claims, charges, security interests, and encumbrances as the same exist on the closing date, as follows:

All intellectual property, trade name, trade secrets, trademarks,

personnel contracts, web site, strategic partnerships, sponsors,

publications, operating model, manuals, and confidential information relating to the League; and Access Development benefits contract.

In exchange therefore, the Company received a six percent (6%) Convertible Promissory Note in the amount of $100,000 (due August 31, 2009) and is to receive eight percent (8%) of Purchasers gross revenues for ten (10) years. Under certain specific circumstances Noteholder, at its option, may convert all or a portion of the principal amount of the note at a conversion rate equal to fifteen percent (15%) of the lowest bid price within five (5) days of notice of conversion.

Item 2.01  Completion of Acquisition or Disposition of Assets

On August 24, 2005 the Company entered into the Agreements attached as Exhibit 10.1 and 10.2.

EXHIBITS

Exhibit Number	Description
10.1	Asset Purchase Agreement
10.2	$100,000 Note due August 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greens Worldwide Incorporated

Date:  September 28, 2005

s/ R. Thomas Kidd

President & CEO

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